EXHIBIT 99.2

TERMINATION OF AGREEMENT AS TO A JOINT FILING OF SCHEDULE 13D

The Joint Filing Agreement dated May 18, 2020, filed as Exhibit 99.1 to the Schedule 13D filed by the undersigned with the Securities and Exchange Commission on that date and pertaining to PolarityTE, Inc., a Delaware corporation, is hereby terminated by the undersigned as of the date hereof.

Dated: August 3, 2020

/s/ Michael Brauser
Michael Brauser, individually

BETSY & MICHAEL BRAUSER
TENANTS BY ENTIRETY

By: /s/ Michael Brauser
Name: Michael Brauser

By: /s/ Betsy Brauser
Name: Betsy Brauser

GRANDER HOLDINGS, INC. 401K

By: /s/ Michael Brauser
Name: Michael Brauser Title: Trustee

BETSY & MICHAEL BRAUSER CHARITABLE FAMILY FOUNDATION

By: /s/ Michael Brauser
Name: Michael Brauser Title: Director

BSIG, LLC

By: /s/ Michael Brauser
Name: Michael Brauser Title: Manager

GREENSTONE CAPITAL, LLC

By: /s/ Benjamin Brauser
Name: Benjamin Brauser Title: Manager

/s/ Peter T. Benz
Peter T. Benz, individually

BICOASTAL CONSULTING CORP. DEFINED BENEFIT PLAN

By: /s/ Peter T. Benz
Name: Peter T. Benz Title: Trustee

BICOASTAL CONSULTING CORP 401-K

By: /s/ Peter T. Benz
Name: Peter T. Benz Title: Trustee